Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
by and among
KITTY HAWK, INC.,
and
CERTAIN PURCHASERS
IDENTIFIED HEREIN
Dated as of November 14, 2005

REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT, dated as of November 14, 2005, is entered into by and among KITTY HAWK, INC., a Delaware corporation (the “Company”), and those individuals and entities identified on the signature page(s) to this Agreement (each a “Purchaser,” and together, the “Purchasers”).
RECITALS
     A. The Company desires to issue and sell 15,000 shares of its Series B Convertible Preferred Stock, par value $0.01 (the “Preferred Stock”), and warrants to acquire 3,536,585 shares of its Common Stock, par value $0.000001 (the “Common Stock”), to the Purchasers as set forth in the Securities Purchase Agreement dated as of November 9, 2005 entered into by and between the Company and the Purchasers (the “Securities Purchase Agreement”); and
     B. It is a condition precedent to the consummation of the transactions contemplated by the Securities Purchase Agreement that the Company provide for the rights set forth in this Agreement;
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:
ARTICLE I.
DEFINITIONS
     “Affiliate” means any entity controlling, controlled by or under common control with the Company. For the purposes of this definition, “control” shall have the meaning presently specified for that word in Rule 405 promulgated by the Commission under the Securities Act.
     “Business Day” means a day other than a Saturday or Sunday or any federal or New York holiday.
     “Certificate of Designations” means the Certificate of Designations of the Preferred Stock.
     “Closing Date” has the meaning ascribed to such term in the Securities Purchase Agreement.
     “Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     “Common Stock” has the meaning set forth in the Recitals.
     “Company” has the meaning set forth in the preamble.
     “Designated Holder” means a holder of Registrable Securities.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Indemnified Party” has the meaning set forth in Section 2.9.
     “Losses” has the meaning set forth in Section 2.9.
     “Majority Holders” means holders of a majority of the Registrable Securities.
     “Person” means any individual, company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.
     “Piggyback Registration” has the meaning set forth in Section 2.4.
     “Preferred Stock” has the meaning set forth in the Recitals.
     “Purchaser(s)” has the meaning set forth in the preamble.
     “Registrable Securities” means, subject to the immediately following sentences, (i) shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock acquired by the applicable Purchaser from the Company pursuant to the Securities Purchase Agreement, (ii) shares of Common Stock issued or issuable upon exercise of the Warrants acquired by the applicable Purchaser from the Company pursuant to the Securities Purchase Agreement, and (iii) any shares of Common Stock beneficially owned (as defined in Rule 13d-3 adopted by the Commission under the Exchange Act) by Lloyd I. Miller III as of November 9, 2005, and (iv) any shares of Common Stock issued or issuable, directly or indirectly, with respect to the securities referred to in clauses (i), (ii) or (iii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares of Common Stock constituting Registrable Securities, if the Company has complied with the requirements of the second paragraph of Section 2.1, such shares of Common Stock will cease to be Registrable Securities for purposes of Section 2.1 and Section 2.3 following the expiration of the Registration Period. In addition, any particular shares of Common Stock constituting Registrable Securities will cease to be Registrable Securities when they (x) have been effectively registered under the Securities Act and disposed of in accordance with a Registration Statement covering them, (y) have been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act), or (z) are eligible for resale under Rule 144(k) (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold under paragraph (e) thereof.

     “Registration Statement” means a registration statement on Form S-3 (or, if the Company is not eligible to use Form S-3, such other appropriate registration form of the Commission pursuant to which the Company is eligible to register the resale of Registrable Securities) filed by the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement, which shall permit the Designated Holders to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, the Registrable Securities.
     “Registration Period” means the two years, plus any additional periods required by the second paragraph of Section 2.1, during which the Registration Statement contemplated by Section 2.1 is required to remain effective.
     “Representatives” has the meaning set forth in Section 2.9.
     “Required Registration Statement” has the meaning set forth in Section 2.1.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Securities Purchase Agreement” has the meaning set forth in the recitals.
     “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement.
ARTICLE II.
REGISTRATION RIGHTS
     2.1 Required Registration.
     The Company shall use its commercially reasonable efforts to prepare and file, not later than 60 days from the Closing Date (or, if such 60th day is not a Business Day, by the first Business Day thereafter), a Registration Statement with the Commission (the “Required Registration Statement”). The Company agrees to include in the Required Registration Statement all information that the Designated Holders shall reasonably request.
     The Company shall use its commercially reasonable efforts to keep the Required Registration Statement continuously effective for a period of two years after the Registration Statement first becomes effective, plus the number of days during which such Registration Statement was not effective or usable pursuant to Sections 2.5(b), 2.6(e) or 2.6(i), or such shorter period as will terminate when all of the Registrable Securities covered by the Required Registration Statement have been disposed of in accordance with the Required Registration Statement or have otherwise ceased to be Registrable Securities. In the event the Company shall give any notice pursuant to Sections 2.6(e) or (i), the additional time period mentioned in this Section 2.1 during which the Required Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Sections 2.6(e) or 2.6(i) to and including the date when each seller of a Registrable Security covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Sections 2.6(e).
     2.2 Current Public Information.
     The Company covenants that it will use its commercially reasonable efforts to file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder, and will use its commercially reasonable efforts to take such further action as the Designated Holders may reasonably request, all to the extent required to enable the holders of Registrable Securities to sell Registrable Securities pursuant to Rule 144 adopted by the Commission under the Securities Act or any similar rule or regulation hereafter adopted by the Commission. The Company shall, upon the request of a Designated Holder, deliver to such Designated Holder a written statement as to whether it has complied with such requirements during the 12-month period immediately preceding the date of such request.
     2.3 Demand Registration
     (a) Subject to Section 2.3(g), upon the written request of the Majority Holders, requesting that the Company effect the registration under the Securities Act of all or part of such Designated Holders’ Registrable Securities and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all Designated Holders, and thereupon the Company will use its commercially reasonable efforts to effect as expeditiously as possible the registration under the Securities Act of the following:
     (i) the Registrable Securities that the Company has been so requested to be registered by such Designated Holders for disposition in accordance with the intended method of disposition stated in such request;
     (ii) all other Registrable Securities the holders of which shall have made a written request to the Company for registration thereof within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities); and
     (iii) all shares of Common Stock which the Company or Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company may elect to register in connection with the offering of Registrable Securities pursuant to this Section 2.3;
all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities and the additional shares of Common Stock, if any, so to be registered; provided, that, the provisions of this Section 2.3 shall not require the Company to effect more than one registration of Registrable Securities in addition to the Required Registration Statement contemplated by Section 2.1.

     (b) The registrations under this Section 2.3 shall be on an appropriate Registration Statement that permits the disposition of such Registrable Securities in accordance with the intended methods of distribution specified by the Majority Holders in their request for registration. The Company agrees to include in any such Registration Statement all information that Designated Holders of Registrable Securities being registered shall reasonably request.
     (c) A registration requested pursuant to this Section 2.3 shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective; provided, that a Registration Statement which does not become effective after the Company has filed a Registration Statement with respect thereto solely by reason of the refusal to proceed of the Majority Holders shall be deemed to have been effected by the Company at the request of the Majority Holders unless the Designated Holders electing to have Registrable Securities registered pursuant to such Registration Statement shall have elected to pay all fees and expenses otherwise payable by the Company in connection with such registration pursuant to Section 2.8, (ii) if, after it has become effective, such registration is withdrawn by the Company (other than at the request of the Majority Holders) or interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason prior to the expiration of a 180 day period following such Registration Statement’s effectiveness, or (iii) if the conditions to closing specified in any purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than due to an act or omission by the Designated Holders electing to have Registrable Securities registered pursuant to such Registration Statement.
     (d) If a requested registration pursuant to this Section 2.3 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of a majority (by number of shares) of the Registrable Securities requested to be included in such Registration Statement and shall be reasonably acceptable to the Company.
     (e) If a requested registration pursuant to this Section 2.3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Designated Holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities of the Company which are not Registrable Securities) exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Company and to the holders of a majority (by number of shares) of the Registrable Securities requested to be included in such Registration Statement, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first, the Registrable Securities which have been requested to be included in such registration by the Designated Holders pursuant to this Agreement (pro rata based on the amount of Registrable Securities sought to be registered by such persons), (ii) second, provided that no securities sought to be included by the Designated Holders have been excluded from such registration, the securities of other persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such persons) and (iii) third, securities the Company proposes to register.

     (f) The Company shall use its commercially reasonable efforts to keep any Registration Statement filed pursuant to this Section 2.3 continuously effective (i) for a period of two years after the Registration Statement first becomes effective, plus the number of days during which such Registration Statement was not effective or usable pursuant to Sections 2.5(b), 2.6(e) or 2.6(i); (ii) if such Registration Statement related to an underwritten offering, for such period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (iii) for such shorter period as will terminate when all of the Registrable Securities covered by the Required Registration Statement have been disposed of in accordance with the Required Registration Statement or have otherwise ceased to be Registrable Securities. In the event the Company shall give any notice pursuant to Sections 2.6(e) or (i), the additional time period mentioned in Section 2.3(f)(i) during which the Required Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Sections 2.6(e) or (i) to and including the date when each seller of a Registrable Security covered by the Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by Sections 2.6(e).
     (g) The right of Designated Holders to register Registrable Securities pursuant to this Section 2.3 is only exercisable if (i) prior to the expiration of the Registration Period, the Company becomes ineligible to register the Registrable Securities on the Registration Statement contemplated by Section 2.1 or such Registration Statement otherwise becomes unusable or ineffective and the Company is not able to correct the misstatements, have the applicable stop order rescinded or otherwise restore the effectiveness of the Registration Statement as contemplated by this Agreement, and (ii) the Designated Holders desiring to dispose of Registrable Securities pursuant to the Registration Statement to be filed in accordance with this Section 2.3 furnish to the Company such information regarding such Designated Holders, the Registrable Securities held by such Designated Holders, and the method of disposition of such Registrable Securities as shall be required by the Securities Act to effect the registration demanded under this Section 2.3.
     2.4 Piggyback Registration
     (a) Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a registration pursuant to Section 2.3 or a registration on Form S-4 or S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities, whether or not for sale for its own account, the Company will give prompt written notice (but in no event less than 20 days before the anticipated filing date) to all Designated Holders, and such notice shall describe the proposed registration and distribution and offer to all Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request. Subject to Section 2.4(f), the Company will include in such registration statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the Designated Holders’ receipt of the Company’s notice (a “Piggyback Registration”).

     (b) The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.
     (c) Any Designated Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.4 by giving written notice to the Company of its request to withdraw; provided, that in the event of such withdrawal (other than pursuant to Section 2.4(e) hereof), the Company shall not be required to reimburse such holder for the fees and expenses referred to in Section 2.8 hereof incurred by such Designated Holder prior to such withdrawal. The Company may withdraw a Piggyback Registration at any time prior to the time it becomes effective.
     (d) If (i) a Piggyback Registration involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (ii) the managing underwriter of such underwritten offering shall inform the Company and Designated Holders requesting such registration by letter of its belief that the distribution of all or a specified number of such Registrable Securities concurrently with the securities being distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such writing to state the basis of such belief and the approximate number of such Registrable Securities which may be distributed without such effect), then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (x) in cases initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, Registrable Securities and securities which have been requested to be included in such registration by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by Designated Holders and such other Persons); and (y) in cases not initially involving the registration for sale of securities for the Company’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a “demand” registration right pursuant to a contractual commitment of the Company is the basis for the registration, (ii) second, Registrable Securities and securities which have been requested to be included in such registration by Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by Designated Holders and such other Persons), (iii) third, the securities which the Company proposes to register.
     (e) If, as a result of the proration provisions of this Section 2.4, any Designated Holders shall not be entitled to include all Registrable Securities in a Piggyback

Registration that such Designated Holders has requested to be included, such holder may elect to withdraw his request to include Registrable Securities in such registration.
     (f) The right of Designated Holders to register Registrable Securities pursuant to this Section 2.4 is only exercisable if (i) prior to the expiration of the Registration Period, the Company becomes ineligible to register the Registrable Securities on the Registration Statement contemplated by Section 2.1 or such Registration Statement otherwise becomes unusable or ineffective and the Company is not able to correct the misstatements, have the applicable stop order rescinded or otherwise restore the effectiveness of the Registration Statement as contemplated by this Agreement, and (ii) the Designated Holders desiring to dispose of Registrable Securities pursuant to the Registration Statement to be filed in accordance with this Section 2.4 furnish to the Company such information regarding such Designated Holders, the Registrable Securities held by such Designated Holders, and the method of disposition of such Registrable Securities as shall be required by the Securities Act to effect the registration demanded under this Section 2.4.
     2.5 Holdback Agreements.
     (a) To the extent not inconsistent with applicable law, in connection with a public offering of securities of the Company, upon the request of the Company or the underwriter (such request to be made only upon terms equally applicable in length of duration and all other respects to the Designated Holders, the Company, its affiliates and any officers (at the vice president or more senior level) or directors of the Company or any of their affiliates), in the case of an underwritten public offering of the Company’s securities, each Designated Holder who beneficially owns (as defined in Rule 13d-3 adopted by the Commission under the Exchange Act) at least 5% of the outstanding capital stock of the Company will not effect any public sale or distribution (other than those included in the registration statement being filed with respect to such public offering) of any securities of the Company, or any securities, options or rights convertible into or exchangeable or exercisable for such securities during the 14 days prior to and the 90-day period beginning on such effective date, unless (in the case of an underwritten public offering) the managing underwriters otherwise agree to a shorter period of time. Neither the Company nor the underwriter shall amend, terminate or waive a “lock up” agreement unless each “lock up” agreement with a Designated Holder is also amended or waived in a similar manner or terminated, as the case may be.
     (b) The Company shall have the right at any time, to suspend the filing of a Registration Statement under Section 2.3 or require that the Designated Holders of Registrable Securities suspend further open market offers and sales of Registrable Securities pursuant to a Registration Statement filed hereunder (i) for a period not to exceed an aggregate of 30 days in any six month period or an aggregate of 60 days in any twelve-month period for valid business reasons (not including avoidance of their obligations hereunder) to avoid premature public disclosure of a pending corporate transaction, including pending acquisitions or divestitures of assets, mergers and combinations and similar events; and (ii) upon the occurrence of any of the events specified in Sections 2.6(e) or (i).

     2.6 Registration Procedures.
     The Company will use its commercially reasonable efforts to effect the registration of Registrable Securities pursuant to this Agreement in accordance with the intended methods of disposition thereof, and pursuant thereto the Company will:
     (a) before filing the Registration Statement, furnish to the counsel selected by the holders of a majority of the Registrable Securities a copy of such Registration Statement, and will provided such counsel with all correspondence with the Commission regarding the Registration Statement;
     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period provided for in Section 2.1 or Section 2.3, or the periods contemplated by the Company or the Persons requesting any Registration Statement filed pursuant to Section 2.4;
     (c) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
     (d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other state securities or blue sky laws as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
     (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will as soon as possible prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be approved for trading on any automated quotation system of a national securities association on which similar securities of the Company are quoted;
     (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
     (h) enter into such customary agreements (including underwriting agreements) and take all other customary and appropriate actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
     (i) notify each Designated Holder of any stop order issued by the Commission;
     (j) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
     (k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its commercially reasonable efforts to promptly obtain the withdrawal of such order;
     (l) if requested by a Designated Holder, obtain one or more comfort letters, dated the effective date of the Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matter of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request;
     (m) subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such seller or any managing underwriter, during normal business hours of the Company at the Company’s corporate office in DFW Airport, Texas and without unreasonable disruption of the Company’s business or unreasonable expense to Company and solely for the purpose of due diligence with respect to the Registration Statement, non-confidential, legally disclosable, financial and other records and pertinent corporate documents of the Company and its subsidiaries reasonable requested by such persons, and cause the Company’s employees and independent accountants to supply all similar information reasonably requested by any such seller, managing underwriter, attorney, accountant or agent in connection with the Registration Statement, as shall be reasonably necessary to enable them to exercise their due diligence responsibility;
     (n) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers; and
     (o) take all other steps reasonably necessary to effect the registration of the. Registrable Securities contemplated hereby.
     2.7 Conditions Precedent to Company’s Obligations Pursuant to this Agreement.
     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each of the Designated Holders whose Registrable Securities are to be registered pursuant to this Agreement shall furnish such Designated Holder’s written agreement to be bound by the terms and conditions of this Agreement prior to performance by the Company of its obligations under this Agreement. By executing and delivering this Agreement, each Designated Holder represents and warrants that the information concerning, and representations and warranties by, such Designated Holder, including information concerning the securities of the Company held, beneficially or of record, by such Designated Holder, furnished to the Company pursuant to the Securities Purchase Agreement or otherwise, are true and correct as if the same were represented and warranted on the date any Registration Statement required pursuant to this Agreement is filed with the Commission or the date of filing with the Commission of any amendment thereto, and each Designated Holder covenants to immediately notify the Company in writing of any change in any such information, representation or warranty and to refrain from offering or disposing of any securities pursuant to any Registration Statement until the Company has reflected such change in such Registration Statement. By executing and delivering this Agreement, each Designated Holder further agrees to furnish any additional information as the Company may reasonably request in connection with any action to be taken by the Company pursuant to this Agreement, and to pay such Designated Holder’s expenses which are not required to be paid by the Company pursuant to this Agreement.
     2.8 Fees and Expenses.
     All expenses incident to the Company’s performance of or compliance with this Agreement including, without limitation, all registration and filing fees payable by the Company, fees and expenses of compliance by the Company with securities or blue sky laws, printing expenses of the Company, messenger and delivery expenses of the Company, and fees and disbursements of counsel for the Company and all independent certified public accountants of the Company, and other Persons retained by the Company will be borne by the Company, and the Company will pay its internal expenses (including, without limitation, all salaries and expenses of the Company’s employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance of the Company and the expenses and fees for listing or approval for trading of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on any automated quotation system of a national securities association on which similar securities of the Company are quoted. The Company shall have no obligation to pay any underwriting discounts or commissions attributable to the sale of Registrable Securities and any of the expenses incurred by any Designated Holder which are not payable by the Company, such costs to be borne by such Designated Holder or Holders, including, without limitation, underwriting fees, discounts and expenses, if any, applicable to any Designated Holder’s Registrable Securities; fees and disbursements of counsel or other professionals that any Designated Holder may choose to retain in connection with the Registration Statement filed pursuant to this Agreement; selling commissions or stock transfer taxes applicable to the Registrable Securities registered on behalf of any Designated Holder; any other expenses incurred by or on behalf of such Designated Holder in connection with the offer and sale of such Designated Holder’s Registrable Securities other than expenses which the Company is expressly obligated to pay pursuant to this Agreement.
     2.9 Indemnification.
     (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Designated Holder and its general or limited partners, officers, directors, members, managers, employees, advisors, representatives, agents and Affiliates (collectively, the “Representatives”) from and against any loss, claim, damage, liability, attorney’s fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the “Losses”), joint or several, and any action in respect thereof to which such Designated Holder or its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse each such Designated Holder and its Representatives for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that the Company shall not be liable to any such Designated Holder or other indemnitee in any such case to the extent that any such Loss (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, information prepared and furnished to the Company by any Designated Holder or its Representatives for use therein and, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to the Registration Statement, to the extent that a prospectus relating to the Registrable Securities was required to be delivered by such Designated Holder under the Securities Act in connection with such purchase, there was not sent or given to such person, at or prior to the written confirmation of the sale of such

Registrable Securities to such person, a copy of the final prospectus that corrects such untrue statement or alleged untrue statement or omission or alleged omission if the Company had previously furnished copies thereof to such Designated Holder or (y) use of a Registration Statement or the related prospectus during a period when a stop order has been issued in respect of such Registration Statement or any proceedings for that purpose have been initiated or use of a prospectus when use of such prospectus has been suspended pursuant to Sections 2.5(b), 2.6(e) or (i); provided that in each case, that such Designated Holder received notice of such stop order, initiation of proceedings or suspension from the Company. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders.
     (b) In connection with the filing of the Registration Statement by the Company pursuant to this Agreement, the Designated Holders will furnish to the Company in writing such information as the Company reasonably requests for use in connection with such Registration Statement and the related prospectus and, to the fullest extent permitted by law, each such Designated Holder will indemnify and hold harmless the Company and its Representatives from and against any Losses, severally but not jointly, and any action in respect thereof to which the Company and its Representatives may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) the purchase or sale of Registrable Securities during a suspension as set forth in Sections 2.5(b), 2.6(e) or (i) in each case after receipt of written notice of such suspension, (ii) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary or summary prospectus or any amendment or supplement thereto, or (iii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, with respect to clauses (ii) and (iii) above, only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary or summary prospectus or any amendment or supplement thereto, in reliance upon and in conformity with information prepared and furnished to the Company by such Designated Holder for use therein or by failure of such Designated Holder to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto, and such Designated Holder will reimburse the Company and each Representative for any legal or any other expenses incurred by them in connection with investigating or defending or preparing to defend against any such Loss, action or proceeding; provided, however, that such Designated Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto, such Designated Holder has furnished in writing to the Company information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company.
     (c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 2.9(a) or 2.9(b) (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), promptly notify the Indemnifying Party in writing of the claim or the commencement of such action; provided, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party under Section 2.9(a) or 2.9 (b) except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its Representatives who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the written opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding other than the payment of monetary damages by the Indemnifying Party on behalf of the Indemnified Party. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.
     (d) If the indemnification provided for in this Section 2.9 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Holders on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Designated Holders on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Designated Holder on the other shall be determined by reference to, among other things, whether any action taken, including any untrue or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Designated Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, no Designated Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Designated Holder were offered to the public exceeds the amount of any Losses which such Designated Holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Designated Holder’s obligations to contribute pursuant to this Section 2.9 is several in the proportion that the proceeds of the offering received by such Designated Holder bears to the total proceeds of the offering received by all the Designated Holders.
     2.10 Participation in Registrations.
     (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.
     (b) Each Person that is participating in any registration under this Agreement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.6(e) or (i) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement and all use of the Registration Statement or any prospectus or related document until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 2.6(e) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Designated Holder’s possession of such documents at the time of receipt of such notice.Furthermore, each Designated Holder agrees that if such Designated Holder uses a prospectus in connection with the offering and sale of any of the Registrable Securities, the Designated Holder will use only the latest version of such prospectus provided by Company.
ARTICLE III.
TRANSFERS OF CERTAIN RIGHTS
     3.1 Transfer.
     The rights granted to the Purchasers under this Agreement are transferable only in connection with the transfer by any such Purchaser, to a single Person, of the greater of (a) 50% of the Registrable Securities acquired by such Purchaser or (b) 10% of the outstanding Registrable Securities. Any such transfer shall be subject to the provisions of Sections 3.2 and 3.3; provided that nothing contained herein shall be deemed to permit an assignment, transfer or disposition of the Registrable Securities in violation of the terms and conditions of the Securities Purchase Agreement, or applicable law.
     3.2 Transferees.
     Any permitted transferee to whom rights under this Agreement are transferred shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Purchasers under this Agreement to the same extent as if such transferee were a Purchaser hereunder.
     3.3 Subsequent Transferees.
     A transferee to whom rights are transferred pursuant to this ARTICLE III may not again transfer such rights to any other person or entity, other than as provided in Sections 3.1 or 3.2 above.
ARTICLE IV.
MISCELLANEOUS
     4.1 Recapitalizations, Exchanges, etc.
     The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the Registrable Securities, (ii) any and all shares of Common Stock into which the Registrable Securities are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

     4.2 Injunctive Relief.
     The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement to enforce specifically the provisions of this Agreement, in any court of the United States or any state thereof having jurisdiction, without the need to pass a bond or other security, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.
     4.3 Successors and Assigns, Third Party Beneficiaries.
     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each assignee of the Designated Holders permitted pursuant to ARTICLE III and their respective permitted successors and assigns and executors, administrators and heirs. Designated Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Designated Holders.
     4.4 Notices.
     Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery, as follows:
     If to the Company, to:
Kitty Hawk, Inc.
1515 West 20th Street
P. O. Box 612787
DFW International Airport, Texas 75261
Telephone: (972) 456-2200
Facsimile: (972) 456-2249
Attn: Steven E. Markhoff, Esq.
     With copy to:
Haynes and Boone, LLP
901 Main Street
Dallas, Texas 75214
Telephone: (214) 651-5000
Facsimile: (214) 200-0428
Attn: Garrett A. DeVries

     If to a Purchaser, to:
The address or facsimile number of each Purchaser set forth on the signature page of this Agreement.
or to such other place and with such other copies as either party may designate as to itself by written notice to the other.
     All such notices, requests, instructions or other documents shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; four Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.
     4.5 Choice of Law.
     This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Texas, without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.
     4.6 Entire Agreement; Amendments and Waivers.
     This Agreement, including all schedules attached hereto, the exhibits attached hereto, the Confidentiality Agreement between each Purchaser and the Company, the Securities Purchase Agreement, the Standstill Agreement (as defined in the Securities Purchase Agreement), the Certificate of Designations, and the Warrants, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the written summary of proposed terms between the Company and the Purchasers.
     4.7 Counterparts.
     This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     4.8 Invalidity.
     In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     4.9 Headings.
     The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
     4.10 Forum; Service of Process.
     Any legal suit, action or proceeding brought by any party or any of its Affiliates arising out of or based upon this Agreement shall be instituted in any federal or state court in Dallas County, Texas, and each party waives any objection which it may now or hereafter have to the laying of venue or any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.
     4.11 No Prejudice.
     The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.
     4.12 Termination of Rights.
     Upon the expiration of the Registration Period all rights of Designated Holders under this Agreement will terminate.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

KITTY HAWK, INC.

By:	/s/	Robert W. Zoller, Jr.

Name:	Robert W. Zoller, Jr.
Title:	President and Chief Executive Officer
{Signature Page to the Registration Rights Agreement}

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Registration Rights Agreement to be duly executed as of the date and year first above written and to be bound hereby.

PURCHASERS:

LLOYD I. MILLER, III

/s/ Lloyd I. Miller, III

Lloyd I. Miller, III

JURISDICTION:

	ADDRESS:	4550 Gordon Drive
Naples, Florida 34102
Telephone: (239) 263-8860
AGGREGATE SUBSCRIPTION AMOUNT:		Facsimile: (239) 262-8025
Aggregate Number of Shares of Preferred Stock: 3000

MILFAM II L.P.,
a Georgia limited partnership

By: Milfam LLC, an Ohio limited liability company, as general partner

	By:	/s/ Lloyd I. Miller, III

Lloyd I. Miller, III, Managing Member

JURISDICTION:

ADDRESS: 4550 Gordon Drive
Naples, Florida 34102
Telephone: (239) 263-8860
Facsimile: (239) 262-8025

AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 2000
{Signature Page to the Registration Rights Agreement}

     IN WITNESS WHEREOF, the undersigned Purchaser has caused this Registration Rights Agreement to be duly executed as of the date and year first above written and to be bound hereby.

BONANZA MASTER FUND, LTD.,

By: Bonanza Capital, Ltd., a Texas limited partnership, as its general partner

By: Bonanza Fund Management, Inc., a Texas corporation, as its general partner

	By:	/s/ Bernay Box

Bernay Box, President
JURISDICTION:

	ADDRESS:	300 Crescent Court
Suite 1740
Dallas, Texas 75201
Telephone: (214) 987-4962
Facsimile: (214) 987-4342

AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 3000
{Signature Page to the Registration Rights Agreement}

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Registration Rights Agreement to be duly executed as of the date and year first above written and to be bound hereby.

POTOMAC CAPITAL PARTNERS, L.P.,
a Delaware limited partnership

By:	Potomac Capital Management,
General Partner

By:	/s/ Paul J. Solit

Paul J. Solit, Managing Member

JURISDICTION:

ADDRESS:	c/o Potomac Capital Management
825 Third Avenue
33rd Floor
New York, New York 10022
Telephone: (212) 521-5115
Facsimile: (212) 521-5116
AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 1742

PLEIADES INVESTMENT PARTNERS-R, LP,
a Delaware limited partnership

By:	Potomac Capital Management,
General Partner

By:	/s/ Paul J. Solit

Paul J. Solit, Managing Member

JURISDICTION:

ADDRESS:	c/o Potomac Capital Management
825 Third Avenue
33rd Floor
New York, New York 10022
Telephone: (212) 521-5115
Facsimile: (212) 521-5116
AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 1180
{Signature Page to the Registration Rights Agreement}

POTOMAC CAPITAL INTERNATIONAL
LTD., a British Virgin Islands corporation

By:	/s/ Paul J. Solit

Paul J. Solit, Managing Member

JURISDICTION:

ADDRESS:	c/o Potomac Capital Management
825 Third Avenue
33rd Floor
New York, New York 10022
Telephone: (212) 521-5115
Facsimile: (212) 521-5116
AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 1078
{Signature Page to the Registration Rights Agreement}

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Registration Rights Agreement to be duly executed as of the date and year first above written and to be bound hereby.

SACC PARTNERS, L.P.,
a Delaware limited partnership

By:	/s/ Bryant Riley

Bryant Riley, Managing Partner

By: Riley Investment Management, Inc.,
Investment Advisor

By:	/s/ Bryant Riley

Bryant Riley, President

JURISDICTION:

ADDRESS:	11100 Santa Monica
Suite 800
Los Angeles, California 90025
Telephone: (310) 966-1444
Facsimile: (310) 966-1448
AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 1750

B. RILEY & CO. RETIREMENT TRUST
DATED 1/1/99

By:	/s/ Bryant Riley

Bryant Riley, Trustee

JURISDICTION:

ADDRESS:	11100 Santa Monica
Suite 800
Los Angeles, California 90025
Telephone: (310) 966-1444
Facsimile: (310) 966-1448
AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 250
{Signature Page to the Registration Rights Agreement}

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Registration Rights Agreement to be duly executed as of the date and year first above written and to be bound hereby.

CORKY AND RICK STEINER FAMILY L.P.,
a Delaware limited partnership

By: Richard Steiner, as general partner

By:	/s/ Richard Steiner

Richard Steiner

JURISDICTION:

ADDRESS:	4044 Rose Hill Avenue
Cincinnati, Ohio 45229
Telephone: (513) 281-9989
Facsimile:
AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 150

RICHARD STEINER

/s/ Richard Steiner

Richard Steiner

JURISDICTION:

ADDRESS:	4044 Rose Hill Avenue
Cincinnati, Ohio 45229
Telephone: (513) 281-9989
Facsimile:

AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 200
{Signature Page to the Registration Rights Agreement}

PHILIP H. STEINER

/s/ Philip H. Steiner

Philip H. Steiner

JURISDICTION:

ADDRESS:	4044 Rose Hill Avenue
Cincinnati, Ohio 45229
Telephone: (513) 281-9989
Facsimile:

AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 200
{Signature Page to the Registration Rights Agreement}

     IN WITNESS WHEREOF, the undersigned Purchasers have caused this Registration Rights Agreement to be duly executed as of the date and year first above written and to be bound hereby.

BLUEGRASS GROWTH FUND, L.P.
a Delaware limited partnership

By:	Bluegrass Growth Fund Partners, LLC
General Partner

	By:	/s/ Brian Shatz

Brian Shatz, Managing Member

JURISDICTION:

ADDRESS:		122 East 42nd Street
Suite 2606
New York, NY 10168
Telephone: (212)-682-2392
Facsimile:

AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Number of Shares of Preferred Stock: 250
{Signature Page to the Registration Rights Agreement}